Exhibit 21.1

                             LIST OF SUBSIDIARIES OF
                              THE YORK GROUP, INC.

             SUBSIDIARY                               STATE OF INCORPORATION
             ----------                               ----------------------
    Colonial Guild, Ltd.                                    West Virginia
    Dixie Vault Company, Inc.                               Alabama
    Dixie Vault Trade Company, Inc.                         Delaware
    Doody Trade Company, Inc.                               Delaware
    Elder Davis Trade Company, Inc.                         Delaware
    Elder Davis, Inc.                                       Indiana
    Gorham Bronze, Ltd.                                     South Carolina
    Oregon Brass Works                                      Oregon
    Sheidow Bronze Corporation                              West Virginia
    T.Y.G. Company, Inc.                                    Delaware
    T.Y.G. Trade Company, Inc.                              Delaware
    T.Y.G. Trade II Company, Inc.                           Delaware
    The Doody Group, Inc.                                   Delaware
    The Williamsburg Companies, Inc.                        West Virginia
    The York Children's Foundation                          Texas
    West Point Casket Company, Inc.                         Delaware
    West Point Trade Company, Inc.                          Delaware
    York Acquisition Corp.                                  Delaware
    York Agency, Inc.                                       Delaware